Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Peg Lupton / Ethan Allen (203) 743-8234

Ethan Allen Updates Comments about Current Business Trends;
Presenting at Goldman Sachs’ Global Retailing Conference on September 7, 2006

Danbury, CT; August 30, 2006 – Ethan Allen Interiors Inc. (NYSE: ETH) (the “Company”) Chairman and CEO, Farooq Kathwari, will be speaking at Goldman Sachs’ Global Retailing Conference on September 7, 2006.

        In anticipation of being asked to comment on current business trends, Mr. Kathwari stated, “As indicated in our July 27th earnings press release, sales did start slowing in July and have slowed further in August. This quarter we are being impacted by both lower consumer confidence and our initiative, started last July, to reduce the lead time in filling customer orders. As we previously indicated, the faster backlog turnover reduces the forward visibility of delivered sales, and we are subject to more volatility as demand levels fluctuate.”

        “We are pleased that our June 30, 2006 fiscal year ended with record sales and strong profitability. More importantly, we have continued to take steps to differentiate Ethan Allen by focusing on providing decorating solutions. In that regard, we have strong product programs in place; we have strengthened our design professional staff and retail management; and, we continue to relocate our Interior Design Centers. In mid-September we will have over 800 of our associates attending our annual Retail Convention at which time we will be discussing our marketing initiatives for the next year and also unveiling new product introductions in our newly renovated Ethan Allen Interior Design Center in Danbury. We will be hosting an Investor Conference at our Danbury, Connecticut headquarters to share these exciting initiatives with the investment community on September 26th. The presentations will be available on our website at http://ethanallen.com/investors.”

        This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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